As submitted with the Securities and Exchange Commission on March 29, 2022

Registration Number 333-262285

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 3

TO

FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Expion360 Inc. (Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation or organization)	3691 (Primary Standard Industrial Classification Code Number)	81-2701049 (I.R.S. Employer Identification No.)

John Yozamp

Chief Executive Officer

2025 SW Deerhound Avenue

Redmond, OR 97756

(541) 797-6714

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Corporation Service Company 112 North Curry Street Carson City, Nevada 89703 (775) 684-5708 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With copies to:

Rowland Day 465 Big Echo Bay Bigfork, Montana 59911 (949) 350-6500 Dane Johansen	Richard A. Friedman Greg Carney Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza New York, New York 10112 (212) 653-8700
Parr Brown Gee & Loveless
101 South 200 East, Suite 700
Salt Lake City, Utah 84111
(801) 532-7840

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date hereof.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, check indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 3 (Amendment No. 3) to the Registration Statement on Form S-1 (File No. 333-262285) of Expion360, Inc. (Registration Statement) is being filed solely for the purpose of filing Exhibits 1.1, 5.1 and 23.2 (which is included in Exhibit 5.1). Accordingly, this Amendment No. 3 consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page, Exhibits 1.1, 5.1 and 23.2 (which is included in Exhibit 5.1) and the Exhibit Index. The remainder of the Registration Statement is unchanged and therefore has not been included in this Amendment No. 3.

EXHIBIT INDEX

Number	Description of Document

1.1*	Form of Underwriting Agreement
3.1	Articles of Incorporation of the Company, effective as of November 4, 2021
3.2	Bylaws of the Company currently in effect
4.1*	Form of the Company’s common stock certificate
4.4*	Form of Underwriters’ Warrant
4.5	Form of Senior Secured Note issued to bridge loan investors
5.1*	Opinion of Parr Brown Gee & Loveless, PC
10.1	Form of common stock warrant issued to Selling Stockholders
10.2+	Expion360 Inc 2022 Incentive Award Plan
10.3+	Expion360 Inc 2021 Employee Stock Purchase Plan
10.4*	Consent to be Named as a Director Nominee – David Hendrickson
10.5*	Consent to be Named as a Director Nominee – George Lefevre
10.6*	Consent to be Named as a Director Nominee – Steven M Shum
10.7	Form of Security Agreement issued to bridge loan investors
10.8*	Commercial Lease of premises at 2025 SW Deerhound Avenue Redmond, OR
10.9+	Executive Employment Agreement between John Yozamp and Expion360 Inc. dated November 15, 2021
10.10+	Executive Employment Agreement between Paul Shoun and Expion360 Inc. dated November 15, 2021
21.1	Subsidiaries of the Company
23.1	Consent of M&K CPAS PLLC
23.2*	Consent of Parr Brown Gee & Loveless, PC (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)
107	Fee Table

*	To be filed by amendment
+	Indicates a management contract or compensatory plan or arrangement

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on our behalf by the undersigned on March 29, 2022.

EXPION360 INC.

By:	/s/ John Yozamp
John Yozamp
Chief Executive Officer
Chairman of the Board of Directors